Exhibit 10.6

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as “this Agreement”) was signed by the following parties (hereinafter referred to as “all parties to this Agreement”) on May 15, 2019 in Beijing, China:

Party A: Beijing Hongtao Management Consulting Co., Ltd. (“Hongtao Consulting”)

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Party B:

Tian Xiangyang, ID number: 132521197207010022

Address: No.22, Family Member Courtyard of West Grain Depot, West Shuncheng Street, Shacheng Town, Huailai County, Zhangjiakou City, Hebei Province

Tian Zhihai, ID number: 132521197607030014

Address: No.90, Nanguan Village, Ansu Town, Xushui District, Baoding City, Hebei Province

Liu Zexian, ID number: 130730199312150419

Address: No.158 East Row 11, Aoyun Street, Xiaozhuangzi Village, Beixinbao Town, Huailai County, Zhangjiakou City, Hebei Province

Gao Xuewei, ID number: 132423197707022086

Address: No.90, Nanguan Village, Ansu Town, Xushui County, Baoding City, Hebei Province

Li Chunduo, ID number: 110109196202220622

Address: No.5 Compound 49, Jianguo Road, Mentougou District, Beijing

In view of:

1.	Party A is a wholly foreign-owned enterprise legally registered and validly existing in the territory of the People's Republic of China;

2.	Beijing Luji Technology Co., Ltd. (hereinafter referred to as “Luji Technology”) is a limited liability company incorporated in China;

3.	Party Bs are shareholders of Luji Technology (collectively referred to as the “Pledgors”), of which, Tian Xiangyang holds 80% of the equity, Tian Zhihai holds 5%, Liu Zexian holds 5%, Gao Xuewei holds 5%, and Li Chunduo holds 5%;

4.	Party A and Party Bs signed Exclusive Consulting and Service Agreement, Equity Disposal Agreement and Business Operation Agreement with Luji Technology on May 15, 2019;

5.	To guarantee that Party A can collect normally the service fees under Exclusive Consulting and Service Agreement from Luji Technology owned by Party B and ensure the performance of Equity Disposal Agreement and Business Operation Agreement, the Pledgors make respectively and collectively all the equity of Luji Technology owned by them serve as the pledge guarantee of the above agreements and the Pledgee is Party A.

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Accordingly, through friendly consultations, all parties to this Agreement have reached the following agreements for the compliance in accordance with the principle of equality and mutual benefit:

1.	Definition

Unless otherwise specified herein, the following terms shall be interpreted according to the following definitions:

1.1	Pledge Right: Refer to all the contents listed in Article 2 hereof.

1.2	Equity: Refer to the 100% equity of Luji Technology held legally by the Pledgors collectively and all the current and future rights and interests enjoyed basing on such equity.

1.3	Agreements: Refer to Exclusive Consulting and Service Agreement, Equity Disposal Agreement and Business Operation Agreement signed by Party A, Luji Technology and other parties concerned on May 15, 2019.

1.4	Default Event: Refer to any conditions listed in Article 7 hereof.

1.5	Default Notice: Refer to the notice that is sent by Party A according to this Agreement and announces the default event.

2.	Pledge

2.1	The Pledgors pledge all the equity of Luji Technology owned by them to Party A, serving as the guarantee for the rights and interests of Party A under the agreements.

2.2	The scope guaranteed by the equity pledge hereunder covers all the fees (including legal fees) and expenditures to be paid to Party A as well as the losses, interests, liquidated damages and fees for realization of creditor’s rights need to be borne by Luji Technology and (or) the Pledgors under the agreements as well as the liabilities to be assumed by Luji Technology and the Pledgors when the agreements are invalid in whole or part due to any reason.

2.3	The pledge right hereunder refers to the right enjoyed by Party A to be paid in priority with the money acquired by selling the equity pledged by the Pledgors to Party A with the reduced price or auctioning or selling off such equity.

2.4	Unless Party A agrees separately and expressly in writing after this Agreement takes effect, the pledge hereunder can be dissolved only when Luji Technology and the Pledgors have performed properly and completely all of their obligations and liabilities under the agreements and the written approval of Party A has been obtained. If Luji Technology or the Pledgors haven’t performed yet all or any parts of their obligations or liabilities under such agreements completely when the terms specified by the agreements expire, Party A shall still enjoy the pledge right specified by this Agreement until the above relevant obligations and liabilities are performed completely by the way reasonably satisfactory to Party A.

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3.	Validity

3.1	This Agreement shall be established on the date when it is signed and sealed by all parties and take effect on the date when the equity pledge is recorded in the shareholder register.

3.2	During the pledge, if Luji Technology fails to pay service fees according to Exclusive Consulting and Service Agreement or perform other terms under such agreement or any terms under Business Operation Agreement or Equity Disposal Agreement, Party A shall be entitled to exercise the pledge right according to the provisions hereof after giving the reasonable notice.

4.	Possession and Safeguarding of Pledge Right Certificate

4.1	The Pledgors shall deliver their equity capital contribution certificates (original) of Luji Technology to Party A for the safeguarding within ten working days since the signing date hereof or at the earlier time agreed unanimously by all parties, submit the certificate proving that the pledge hereunder has been registered properly in the shareholder register to Party A, transact various formalities regarding the examination, approval, registration and filing required by laws & regulations of the People’s Republic of China and submit the equity pledge registration certificate obtained from the industrial and commercial registration authority.

4.2	Where there is the change to the recorded pledge matter and it needs to record the change pursuant to the laws, Party A and Party B shall conduct corresponding change recording within five workings days since the date when the recorded matter changes and submit relevant change registration documents.

4.3	During the equity pledge, the Pledgors shall instruct Luji Technology not to distribute any dividends and bonuses or adopt any profit distribution schemes; if the Pledgors shall obtain the economic benefits of any other nature other than the dividends, bonuses or other profit distribution schemes with regard to the pledged equity, the Pledgors shall instruct, upon Party A's request, Luji Technology to remit directly relevant (realized) payments to the bank account designated by Party A. Without the advance written consent of Party A, the Pledgors shall not draw on such payments.

4.4	During the equity pledge, if the Pledgor subscribes new registered capital of Luji Technology or accepts transferred equity of Luji Technology held by other Pledgors (“new equity”), such new equity shall become automatically the pledged equity hereunder and the Pledgor shall complete various formalities needed for the pledging of such new equity within 10 working days after obtaining the new equity. If the Pledgor fails to complete relevant formalities according to the above provision, Party A shall be entitled to realize the pledge right according to the provisions of Article 8 hereof.

5.	Representations and Warranties of the Pledgors

The Pledgors make the following representations and warranties to Party A during the signing of this Agreement and confirm that Party A relies on such representations and warranties to sign and perform this Agreement:

5.1	The Pledgors hold legally the equity hereunder and are entitled to provide Party A with the pledge guarantee with such equity.

5.2	At any time within the period starting from the signing date hereof to the time when Party A enjoys the pledge right according the provision of Article 2.4 hereof, once Party A exercises its rights or realizes the pledge right according to this Agreement, there shall not have legal claims or proper intervention from any other parties.

5.3	Party A is entitled to exercise the pledge right by the ways specified by laws & regulations and this Agreement.

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5.4	For their signing of this Agreement and performance of their obligations hereunder, all necessary company authorizations have been obtained and the provisions of no applicable laws and regulations are violated; in addition, authorized representative signatories hereof have been authorized legally and validly.

5.5	The equity held by the Pledgors does not have any other encumbrances or third-party security interests of any form (including but not limited to the pledge).

5.6	There are not any ongoing equity-related civil, administrative or criminal proceedings, administrative penalties or arbitration; in addition, there are not civil, administrative or criminal proceedings, administrative penalties or arbitration which will occur.

5.7	There are not any equity-related unpaid due taxes and fees or uncompleted legal procedures and formalities which shall be completed.

5.8	All the terms hereof are the expressions of their true intentions and legally binding upon them.

6.	Commitments of the Pledgors

6.1	During the existence hereof, the Pledgors make the following commitments to Party A:

6.1.1	Except for transferring the equity to Party A or the person designated by Party A upon Party A's request, without the advance written consent of Party A, the Pledgors will not transfer the equity and establish any other encumbrances or third-party security interests of any form such as any pledge that may influence Party A’s rights and interests, etc. or allow the existence of such encumbrances or security interests;

6.1.2	The Pledgors will obey and execute the provisions of all relevant applicable laws and regulations. When receiving the notices, commands or suggestions sent or formulated by relevant competent authorities concerning the pledge right, the Pledgors will present the above notices, commands or suggestions to Party A within five working days and take the actions according to reasonable instructions of Party A;

6.1.3	The Pledgors will inform timely Party A of any events which may influence the rights of the equity or any of its parts of the Pledgors or received relevant notices as well as any events which may change any obligations hereunder of the Pledgors or influence the performance of the obligations hereunder by the Pledgors or received relevant notices and take the actions according to reasonable instructions of Party A.

6.2	The Pledgors agree that the exercising of Party A’s rights by Party A according to the terms hereof shall not be interrupted or encumbered by the Pledgors or the Pledgors’ successors or the transferees or any other persons.

6.3	The Pledgors make the warranty to Party A that, to protect or perfect the guaranteeing of the obligations of the Pledgors and (or) Luji Technology under the agreements by this Agreement, the Pledgors will make all necessary modifications (if applicable) to the Articles of Association of Luji Technology, sign honestly and urge other interested parties concerning the pledge right to sign all the right certificates and contracts required by Party A and/or perform and urge other interested parties to perform the behaviors required by Party A, provide the convenience for the exercising of the pledge right by Party A, sign all the change documents related to the equity certificates with Party A or any third parties designated by Party A and provide Party A with all the equity-related documents which are deemed by Party A as necessary within the reasonable period.

6.4	The Pledgors make the warranty to Party A that, for the sake of Party A’s interests, the Pledgors will obey and perform all the warranties, commitments, agreements and representations. If the Pledgors do not perform or perform incompletely their warranties, commitments, agreements and representations, the Pledgors shall compensate Party A for all the consequent losses suffered by Party A.

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7.	Default Event

7.1	All the following matters shall be deemed as default event:

7.1.1	Luji Technology or its successor or transferee fails to pay any due payments under the agreements in full amount on schedule or the Pledgors or their successors or transferees fail to perform their obligations under Business Operation Agreement, Equity Disposal Agreement and Exclusive Consulting and Service Agreement;

7.1.2	Any representations, warranties or commitments made by the Pledgors in Articles 5 & 6 hereof have the material misguidance or errors and/or the Pledgors violate the representations, warranties or commitments in Articles 5 & 6 hereof;

7.1.3	The Pledgors violate severely any terms hereof;

7.1.4	Except for the matter agreed in Article 6.1.1 hereof, the Pledgors abandon the pledged equity or transfer arbitrarily the pledged equity without the written consent of Party A;

7.1.5	Any of the Pledgors’ own external borrowings, guarantees, compensations, commitments or other debt repayment liabilities are required to be repaid or performed in advance or can not be repaid or performed on schedule when due, which makes Party A believe reasonably that the capabilities of the Pledgors to perform the obligations hereunder have been influenced and its interests are influenced consequently;

7.1.6	The Pledgors can not repay general liabilities and other debts and the interests of Party A are influenced thereby;

7.1.7	The promulgation of relevant laws makes this Agreement become invalid or the Pledgors unable to continue the performance of their obligations hereunder;

7.1.8	Any consent, permission, approval or authorization of the government department that enables the performance of this Agreement or makes this Agreement become valid or effective is revoked or suspended or becomes ineffective or has the material modification;

7.1.9	There is the adverse change to the properties owned by the Pledgors, which makes Party A believe that the capabilities of the Pledgors to perform their obligations hereunder have been influenced;

7.1.10	Other conditions under which Party A can not exercise the pledge right according to the provisions of relevant laws.

7.2	If knowing or discovering that any matter stated in the above Article 7.1 or the event that may cause the above matters has occurred, the Pledgors shall inform Party A in writing immediately.

7.3	Unless default matters listed in Article 7.1 have been resolved successfully to the satisfaction of Party A, Party A can send the default notice to the Pledgors in writing at any time during or after the occurrence of the default matter conducted by the Pledgors to require the Pledgors to pay immediately the arrearages and other payable payments under the agreements or perform timely Equity Disposal Agreement and Business Operation Agreement. If the Pledgors or Luji Technology fails to timely correct its default behaviors or adopt necessary remedy behaviors, Party A shall be entitled to exercise the pledge right according to the provisions of Article 8 hereof.

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8.	Exercise of Pledge Right

8.1	Before all the fees and obligations under the agreements are performed, without the written consent of Party A, the Pledgors shall not transfer the equity.

8.2	During the exercising of the pledge right, Party A shall send the default notice to the Pledgors according to the provisions of Article 7.3 hereof.

8.3	Subject to the provisions of Article 7.3, Party A can exercise the pledge right at any time after sending the default notice according to Article 7.3.

8.4	Party A shall be entitled to be paid in priority with the money acquired by selling all or part of the equity hereunder with the reduced price or by auctioning or selling off such equity according to legal procedures until all unpaid service fees and all other payable payments under the agreements are offset and Equity Disposal Agreement and Business Operation Agreement are performed completely.

8.5	When Party A exercises the pledge right according to this Agreement, the Pledgors shall not set up the obstacles but provide necessary assistance to make Party A realize its pledge right.

9.	Transfer

9.1	Unless Party A agrees expressly in writing in advance, the Pledgors shall not be entitled to transfer any of their rights and/or obligations hereunder to the third party.

9.2	This Agreement shall be binding on the Pledgors and their successors and valid for Party A and its successor or transferee.

9.3	Party A can transfer all or any of its rights and obligations under the agreements to any third party designated by it at any time. In this case, the transferee shall enjoy and assume the rights and obligations enjoyed and assumed by Party A hereunder. When Party A transfers the rights and obligations under the agreements, the Pledgors shall sign relevant agreements and/or documents for such transfer upon request by Party A.

9.4	After the Pledgee change caused due to the transfer, both new pledge parties shall sign the pledge agreement again and the Pledgors shall be responsible for transacting all relevant registration formalities.

10.	Commission Fees and Other Fees

10.1	For all the fees and actual expenditures related to this Agreement, including but not limited to legal fees, material fees, stamp taxes, any other taxes & fees and so on, Party A and Party B shall bear a half respectively.

11.	Force Majeure

11.1	Where the performance hereof is delayed or hindered due to any “Force Majeure Event”, the party affected by the force majeure does not need to assume any liabilities hereunder only for such delayed or hindered performance. “Force majeure” means any event beyond the scope of reasonable control of one party and inevitable under reasonable care of the affected party, including but not limited to government actions, natural forces, fires, explosions, geographical changes, storms, floods, earthquakes, tides, lightning or wars. However, insufficient credit standing, fund or financing may not be considered as the event beyond the reasonable control of one party. The affected party seeking for the exemption of the performance of its responsibilities hereunder or under any terms hereof shall notify the other party of such responsibility exemption and inform it of the steps to be taken for the performance completing.

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11.2	The affected party shall not be liable for any liability under this Agreement. However, the party seeking for liability exemption can obtain the exemption of such liability performance only when the affected party makes all reasonable efforts to perform the agreement and such exemption shall be limited to only such delayed or hindered performance. Once force majeure event is eliminated, all parties agree to exert best efforts to restore performance under this Agreement.

12.	Law Application and Dispute Resolution

12.1	The signing, validity, performance and interpretation of this Agreement and the resolution of disputes shall be governed by the laws of the People’s Republic of China and shall be construed in accordance with the laws of the People's Republic of China.

12.2	In the event of a dispute among all parties to this Agreement regarding the interpretation and performance of the terms hereunder, all parties shall settle in good faith through negotiations. If negotiation fails, either party may submit to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules in effect. The arbitration place shall be Beijing and the language adopted for arbitration shall be Chinese. The arbitral award shall be final and binding on all parties.

12.3	Except for disputes among all parties, all parties shall continue to perform respective obligations in accordance with provisions of this Agreement in good faith.

13.	Notice

Notices issued by all parties to this Agreement for the performance of their rights and obligations hereunder shall be made in writing and delivered to the address of one relevant party or the addresses of the parties to the Agreement below by means of personal delivery, registered mail, postage prepaid mail, approved courier service, or fax.

Party A: Beijing Hongtao Management Consulting Co., Ltd. (“Hongtao Consulting”)

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel.: 010-57551198

Recipient: Tian Xiangyang

Party B:

Tian Xiangyang

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel.: 13031121536

Recipient: Tian Xiangyang

Tian Zhihai

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel.: 18710121183

Recipient: Tian Zhihai

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Liu Zexian

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel.: 18831332105

Recipient: Liu Zexian

Gao Xuewei

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel.: 15832272634

Recipient: Gao Xuewei

Li Chunduo

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel.: 13241593921

Recipient: Li Chunduo

14.	Annex

Annexes listed herein shall be the integral part hereof.

15.	Waiver

The failure or delay of the exercising of any rights, remedy measures, powers or privileges hereunder by Party A shall not be deemed as the waiver of such rights, remedy measures, powers or privileges. Any exercising of any rights, remedy measures, powers or privileges by Party A individually or in part shall not preclude the exercising of any other rights, remedy measures, powers or privileges by Party A. Rights, remedy measures, powers or privileges specified by this Agreement shall be accumulated and not preclude the application of any rights, remedy measures, powers or privileges specified by any laws.

16.	Miscellaneous

16.1	Any modifications, supplements or changes to this Agreement must be made in writing and take effect after being signed and sealed by all parties.

16.2	All parties confirm hereby that this Agreement is the fair and reasonable agreement reached by all parties basing on equality and mutual benefit. If any term hereunder is invalid or unenforceable due to its nonconformance with relevant laws, such term shall be invalid or unenforceable only within the jurisdictional limits of relevant laws and not influence the legal effect of other terms hereof.

16.3	This Agreement shall be made in Chinese and septuplicate with all parties holding one respectively.

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[There is no text on this page, the following are signature pages of Equity Pledge Agreement]

Party A: Beijing Hongtao Management Consulting Co., Ltd.

Authorized representative:	/s/ Tian Xiangyang
Tian Xiangyang

Party B:

/s/ Tian Xiangyang	/s/ Tian Zhihai
Tian Xiangyang	Tian Zhihai

/s/ Liu Zexian	/s/ Gao Xuewei
Liu Zexian	Gao Xuewei

/s/ Li Chunduo
Li Chunduo

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Annexes:

1.	Shareholder Register of Luji Technology

2.	Capital Contribution Certificates of Shareholders of Luji Technology

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